Prologis Supplemental Information Second Quarter 2019 Unaudited Prologis Park Kyotanabe, Osaka, Japan

2Q 2019 Supplemental Highlights 1Company Profile 3Company Performance 5Guidance Financial Information 6Consolidated Balance Sheets 7Consolidated Statements of Income 8Reconciliations of Net Earnings to FFO 9Reconciliations of Net Earnings to Adjusted EBITDA Strategic Capital 10Summary and Financial Highlights 11 Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures 12 Non-GAAP Pro-Rata Financial Information Operations 13Overview 14Operating Metrics 16Operating Portfolio 19Customer Information Capital Deployment 20Overview 21Development Stabilizations 22Development Starts 23Development Portfolio 24Third Party Acquisitions 25Dispositions and Contributions 26Land Portfolio Capitalization 28Overview 29Debt Components - Consolidated 30Debt Components - Noncontrolling Interests and Unconsolidated Net Asset Value 31Components Notes and Definitions 33Notes and Definitions (A) Terms used throughout document are defined in the Notes and Definitions Copyright © 2019 Prologis

3,771 Buildings Highlights * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. NOI calculation based on Prologis share of the Operating Portfolio. Company Profile 2Q 2019 Supplemental 1 Prologis, Inc., is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of June 30, 2019, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 786 million square feet (73 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 5,100 customers principally across two major categories: business-to-business and retail/online fulfillment. 786M Square Feet 5,100 Customers U.S. 461M SF 77% of NOI*(A) Other Americas 60M SF 6% of NOI*(A) Europe 183M SF 13% of NOI*(A) Asia 82M SF 4% of NOI*(A)

Highlights * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. 2Q 2019 Prologis Share of NOI of the Operating Portfolio annualized. 2Q 2019 third-party share of asset management fees annualized plus trailing twelve month third-party share of transaction fees and Net Promotes. Prologis Share of trailing twelve month Estimated Value Creation from development stabilizations. Mexico is included in the U.S. as it is U.S. dollar functional. Company Profile 2 2Q 2019 Supplemental Operations $2.4B in annual NOI*(A) Strategic Capital $255M of fees and promotes(B) Development $722M in value creation from stabilizations(C) Gross AUM $104B(D) Prologis Share AUM $65B(D) Market Equity $52B(D)

Highlights * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. In the third quarter 2018, Prologis completed the acquisition of DCT Industrial Trust (DCT). The first and second quarter of 2018 excludes all amounts related to DCT. Strategic capital revenues in 2018 includes $62.5 million of promote revenue, from first quarter. Company Performance 2Q 2019 Supplemental 3 Core FFO* AFFO* Estimated Value Creation - Stabilizations

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Core FFO* in millions AFFO* in millions Estimated Value Creation in millions Asset Management Fees and Net Promotes in millions Highlights Company Performance 2Q 2019 Supplemental 4

Highlights * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Guidance for 2019 does not include any impact from the proposed acquisition of Industrial Property Trust Inc. The difference between Core FFO and Net Earnings predominately relates to real estate depreciation and gains or losses on real estate transactions. See the Notes and Definitions for more information. Our guidance reflects the adoption of the new lease accounting standard. For a year-over-year comparison, our 2018 earnings results would have been reduced by approximately $0.04 per share. Net promote guidance is $0.16 per share. Excludes $313 million of proceeds from the redemption of a portion of our ownership in Prologis European Logistics Fund. Includes the first quarter contribution of properties to Prologis Brazil Logistics Venture. Guidance (A) 2Q 2019 Supplemental 5

Financial Information In connection with the adoption of the new lease accounting standard, we recognized right of use assets of $393 million and lease liabilities of $400 million as of January 1, 2019. Consolidated Balance Sheets 2Q 2019 Supplemental 6

Financial Information In connection with the adoption of the new lease accounting standard, beginning in 2019, we expense internal leasing costs that were previously capitalized. Had we adopted in 2018, we would have expensed an additional $5.1 million and $10.5 million of such costs in the three and six months ended June 30, 2018. Consolidated Statements of Income 2Q 2019 Supplemental 7

Financial Information * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Reconciliations of Net Earnings to FFO* 2Q 2019 Supplemental 8

Financial Information * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Reconciliations of Net Earnings to Adjusted EBITDA* 2Q 2019 Supplemental 9

Strategic Capital Values represent the entire venture at 100%, not Prologis proportionate share. Values are presented at Prologis’ adjusted basis derived from the ventures’ U.S. GAAP information and may not be comparable to values reflected in the ventures’ stand alone financial statements calculated on a different basis. Throughout this document we use the most recent public information for these co-investment ventures. Summary and Financial Highlights 2Q 2019 Supplemental 10

Strategic Capital * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Values represent the entire venture at 100%, not Prologis proportionate share. Values are presented at Prologis’ adjusted basis derived from the ventures’ U.S. GAAP information and may not be comparable to values reflected in the ventures’ stand alone financial statements calculated on a different basis. Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures (at 100%) (A) 2Q 2019 Supplemental 11

Strategic Capital * This is a non-GAAP financial measure, please see our Notes and Definitions for further explanation. See our Notes and Definitions for further explanation of how these amounts are calculated. This balance includes the deferred portion of gains on the contribution of our properties to the ventures prior to 2018, net of any additional costs, included in our investment in the venture. Non-GAAP Pro-Rata Financial Information (A) 2Q 2019 Supplemental 12

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Occupancy Customer Retention Same Store Change Over Prior Year – Prologis Share* Rent Change – Prologis Share Operations Overview 2Q 2019 Supplemental 13 Trailing four quarters – net effective

Operations Amount includes leases less than one year, exclusive of month-to-month leases and holdovers. Operating Metrics – Owned and Managed 2Q 2019 Supplemental 14

Operations * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Operating Metrics – Owned and Managed 2Q 2019 Supplemental 15 CAPITAL EXPENDITURES Thousands, except for percentages and per square foot SAME STORE INFORMATION Thousands, except for percentages PROPERTY IMPROVEMENTS PER SQUARE FOOT TURNOVER COSTS ON LEASES COMMENCED COMPOSITION OF PORTFOLIO (by Unit Size) Free rent as a % of lease value – trailing four quarters 4.3% 3.9% 3.7% 3.2% 2.7% Occupancy 94.6% 95.6% 99.0% 99.5% Trailing four quarter average Quarterly total As a % of lease value Per square foot ($)

Operations Operating Portfolio – Square Feet, Occupied and Leased 2Q 2019 Supplemental 16

Operations * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Operating Portfolio – NOI* and Gross Book Value 2Q 2019 Supplemental 17

Operations * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Operating Portfolio – Summary by Division 2Q 2019 Supplemental 18

Operations Customer Information 2Q 2019 Supplemental 19

Development Starts (TEI) in millions Development Stabilizations (TEI) in millions Building Acquisitions in millions Land Portfolio in millions Capital Deployment Overview – Prologis Share 2Q 2019 Supplemental 20 Outside the U.S. U.S. Est Value Creation $533 $571 $583 $661 $432 Est wtd avg stabilized yield 7.3% 6.8% 6.6% 6.5% 6.5% Est Value Creation $380 $365 $446 $482 $112 Excludes the acquisition of DCT.

Capital Deployment Development Stabilizations 2Q 2019 Supplemental 21

Capital Deployment Development Starts 2Q 2019 Supplemental 22

Capital Deployment Development Portfolio 2Q 2019 Supplemental 23

Capital Deployment Third Party Acquisitions 2Q 2019 Supplemental 24

Capital Deployment During the first quarter, we contributed a portfolio of assets to PBLV for $496 million in cash and equity units. This transaction is not reflected in the table above. Dispositions and Contributions 2Q 2019 Supplemental 25

Capital Deployment Land Portfolio – Owned and Managed 2Q 2019 Supplemental 26

Capital Deployment Amounts include approximately 2,500 acres that we could develop through options, ground leases, unconsolidated joint ventures and other contractual arrangements. Land Portfolio – Summary and Roll Forward 2Q 2019 Supplemental 27

Capitalization * This is a non-GAAP financial measure. Please see our Notes and Definitions for detailed calculation. Mexico is included in the U.S. as it is U.S. dollar functional. The detail calculations are included in the Notes and Definitions section and are not in accordance with the applicable SEC rules. A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by the rating organization. Overview 2Q 2019 Supplemental 28 ASSETS UNDER MANAGEMENT (dollars in millions) Total Enterprise Value Total AUM by Division Market Equity U.S. DOLLAR EXPOSURE (dollars in millions) Total Enterprise Value Debt U.S. Dollar (A) 21.2% U.S. Dollar (A) 81.2% Outside U.S. 18.8% Outside U.S. 78.8% DEBT BY CURRENCY- PROLOGIS SHARE UNENCUMBERED ASSETS – PROLOGIS SHARE (dollars in billions)

Capitalization The maturity for the global senior credit facility ($113 million) and a certain term loan ($441 million) are reflected at the extended maturity date as the extension is at our option. We manage our exposure to changes in foreign currency exchange rates using foreign currency forward contracts, including those that are accounted for as net investment hedges, to economically reduce our exposure to fluctuations in foreign currency rates. The effect is reflected in the table under Investment Hedges. See also page 28 for our market equity exposure by currency. Debt Components- Consolidated 2Q 2019 Supplemental 29

Capitalization Refer to Notes and Definitions under Non-GAAP Pro-Rata Financial Information for further explanation on how these amounts are calculated. The maturity of certain unsecured debt (Prologis Share $473 million) is reflected at the extended maturity dates as the extensions are at the entity’s option. We manage our exposure to changes in foreign currency exchange rates using foreign currency forward contracts, including those that are accounted for as net investment hedges, to economically reduce our exposure to fluctuations in foreign currency rates. The effect is reflected in the table under Investment Hedges. See also page 28 for our market equity exposure by currency. Debt Components- Noncontrolling Interests and Unconsolidated (A) 2Q 2019 Supplemental 30

Net Asset Value * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Components – Prologis Share 2Q 2019 Supplemental 31

Net Asset Value For the quarter, promote revenue was $7.3 million, less promote cash expense of $1.8 million, promote amortization expense of $4.3 million and income tax expense related to the promote of $0.8 million. Components - continued 2Q 2019 Supplemental 32

Notes and Definitions Prologis Fokker Park, Oude Meer, the Netherlands

Notes and Definitions 2Q 2019 Supplemental 34

Notes and Definitions (continued) 2Q 2019 Supplemental 35

Notes and Definitions (continued) 2Q 2019 Supplemental 36

Notes and Definitions (continued) 2Q 2019 Supplemental 37

Notes and Definitions (continued) 2Q 2019 Supplemental 38

Notes and Definitions (continued) 2Q 2019 Supplemental 39

Notes and Definitions (continued) 2Q 2019 Supplemental 40

Notes and Definitions (continued) 2Q 2019 Supplemental 41